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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2022

SYNDAX PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37708	32-0162505
(state or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Building D, Floor 3 35 Gatehouse Drive Waltham, Massachusetts	02451
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 419-1400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDX	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

 Item 2.02.Results of Operations and Financial Condition.

On March 1, 2022, Syndax Pharmaceuticals, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2021. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information contained in this Item 2.02 and in Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On March 1, 2022, the Company issued a press release announcing that Kate Madigan, M.D. will join the Company as Chief Medical Officer, effective March 1, 2022. Also on March 1, 2022, Michael L. Meyers, M.D., Ph.D., Chief Medical Officer of the Company, notified the Company of his intention to retire and resign from his position as Chief Medical Officer.  The notice was given in connection with a succession plan developed by Dr. Meyers and the Company.  Dr. Meyers will continue with the Company through June 2022 before transitioning to serve in a consulting capacity.

Prior to joining the Company, Dr. Madigan served as Vice President, Head of Clinical Development at Syros Pharmaceuticals. Prior to joining Syros, she served as Senior Medical Director at Alnylam Pharmaceuticals, and was a Medical Director in Biogen’s Rare Disease Innovation Unit. Dr. Madigan previously held various academic positions of increasing responsibility at University of California San Diego/ Rady Children’s Hospital-San Diego. Dr. Madigan received a B.A. in Asian Studies from Dartmouth College and an M.D. from the Keck School of Medicine of the University of Southern California.

There are no arrangements or understandings with the Company pursuant to which Dr. Madigan was appointed to serve as Chief Medical Officer. There are no family relationships between Dr. Madigan and any director or executive officer of the Company, and there are no related party transactions of the kind described in Item 404(a) of Regulation S-K in which Dr. Madigan was a participant.

In connection with her appointment, the Company entered into an employment agreement with Dr. Madigan, effective March 1, 2022 (the “Employment Agreement”), providing for the terms of her employment, including (i) an annual base salary of $440,000; (ii) an annual target bonus equal to 40% of her base salary, which bonus will be pro-rated for 2022; and (iii) an inducement stock option award to purchase 180,000 shares of the Company’s common stock, exercisable at a price per share equal to the closing price of the Company’s common stock on the Nasdaq Global Select Market on March 1, 2022, the date of grant. Twenty-five percent (25%) of the shares subject to such option shall vest on the one-year anniversary of the vesting commencement date, and one forty-eighth (1/48th) of the shares of common stock subject to such option shall vest monthly thereafter on the last day of each month over the following thirty-six (36) months until all of the shares subject to such option are fully vested, subject to continued service. In addition to the annual target bonus, Dr. Madigan will receive a one-time sign-on bonus of $135,000.  In the event of Dr. Madigan’s voluntary resignation within two years of March 1, 2022, she will repay a prorated portion of such sign-on bonus to the Company promptly following the termination of employment.

Dr. Madigan’s employment agreement further provides that in the event her employment is terminated without “cause,” as defined in his employment agreement, or she terminates her employment for “good reason,” as defined in her employment agreement, she is entitled to (i) a lump sum severance payment equal to nine months base salary, (ii) payment on his behalf of up to nine months of health insurance benefits continuation and (iii) with respect to equity awards granted to Dr. Madigan prior to the date of her termination, accelerated vesting and the lapse of any reacquisition or repurchase rights that the Company holds with respect to such equity awards for the portion of such equity awards that would have otherwise vested within the 12-month period following the date of Dr. Madigan’s termination were she to remain employed with the Company during such 12-month period. If Dr. Madigan’s employment is terminated without cause or she terminates her employment for good reason within three months prior to, or 12 months after, a “change in control” of the Company, as defined in her employment agreement, she is instead entitled to (a) a lump sum severance payment equal to the sum of 12 months base salary and 100% of the greater of (1) the average annual target performance bonus paid to her for the preceding three years or (2) her annual target performance bonus in effect as of the change in control, (b) payment on her behalf of up to 12 months of health insurance benefits continuation and (c) full accelerated vesting on all of her unvested options and the lapse of any reacquisition or repurchase rights that the Company holds with respect to any other equity award granted to her pursuant to any of the Company’s equity incentive plans. In order to receive her severance benefits, Dr. Madigan must sign a general release of claims.

Dr. Madigan’s employment agreement further provides that in the event the severance and other benefits provided for or otherwise payable to her constitute “parachute payments” within the meaning of Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, the Company will pay either (i) Dr. Madigan’s severance benefits under the employment agreement in full or (ii) only a part of Dr. Madigan’s severance benefits under the employment agreement such that Dr. Madigan receives the largest payment possible without the imposition of the excise tax, in each case, depending upon which alternative would result in Dr. Madigan receiving the greater net after-tax payment.

In connection with her appointment as Chief Medical Officer, Dr. Madigan entered into the Company’s standard form of Indemnification Agreement, a copy of which was filed as Exhibit 10.21 to the Registration Statement on Form S-1 (File No. 333-208861) filed with the SEC on January 4, 2016.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by the full text of the Employment Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2022. A copy of the Company’s press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press releases announcing the foregoing are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2. The information in this Item 7.01 and in Exhibit 99.2 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as expressly set forth by specific reference to such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated March 1, 2022
99.2	Press Release, dated March 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNDAX PHARMACEUTICALS, INC.

By:	/s/ Michael A. Metzger
Michael A. Metzger
Chief Executive Officer

Dated: March 1, 2022